As filed with the Securities and Exchange Commission on December 22, 1997
                                                    Registration No. 333-_______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                               ANGEION CORPORATION
             (Exact name of registrant as specified in its charter)

             MINNESOTA                             41-1579150
    (State or other jurisdiction                (I.R.S. Employer
 of incorporation or organization)             Identification No.)

                              ---------------------

                         3650 ANNAPOLIS LANE, SUITE 170
                        MINNEAPOLIS, MINNESOTA 55447-5434
                                 (612) 550-9388
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                                    offices)

                              ---------------------

                               ANGEION CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                             DAVID L. CHRISTOFFERSON
                             CHIEF FINANCIAL OFFICER
                               ANGEION CORPORATION
                         3650 ANNAPOLIS LANE, SUITE 170
                        MINNEAPOLIS, MINNESOTA 55447-5434
                                 (612) 550-9388
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
 TITLE OF SECURITIES TO BE    AMOUNT TO BE        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
        REGISTERED            REGISTERED(1)      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                                      SHARE(2)             PRICE(2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share. . . . . .    500,000 shares             $2.56            $1,280,000             $377.60
==============================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the Registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the closing sales price of Registrant's Common Stock on December 19, 1997, as reported by the Nasdaq National Market.

                                    PART II
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Angeion Corporation (the "Company") (File No. 0-17019) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997; (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 31, 1997; (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (5) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under
Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. The Company's Restated Articles of Incorporation also require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

         Article V of the Company's Amended Bylaws provides that each director, officer, employee or agent, past or present, of the Company, and each person who serves or may have served at the request of the Company as a director, officer employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1(1) Articles of Merger, including Amended and Restated Articles of Incorporation of the Company

4.2(2) Amendment to the Company's Amended and Restated Articles of Incorporation of the Company

4.3(3)   Amended Bylaws of the Company

4.4(3)   Amended Form of the Company's Common Stock Certificate

4.5(4) Form of Rights Agreement dated as of April 8, 1996 between the Company and Norwest Bank Minnesota, N.A.

4.6(5) First Amendment to Rights Agreement dated as of October 9, 1997 between the Company and Norwest Bank Minnesota, N.A.

4.7(5) Second Amendment to Rights Agreement dated as of December 9, 1997 between the Company and Norwest Bank Minnesota, N.A.

5.1(6)   Opinion and Consent of Oppenheimer Wolff & Donnelly

23.1(6)  Consent of KPMG Peat Marwick LLP

23.2     Consent of Oppenheimer Wolff & Donnelly (see Exhibit 5.1).

24.1     Power of Attorney (included on page 6 of this Registration Statement).

(1) Incorporated by reference to Exhibit 3A contained in the Company's Registration Statement on Form 8-A registering the Common Stock (File No. 0-17019).

(2) Incorporated by reference to Exhibit 4.3 contained in the Company's Registration Statement on Form S-3 (File No. 333-36005).

(3) Incorporated by reference to exhibits contained in the Company's Registration Statement on Form S-3 (File No. 333-04993).

(4) Incorporated by reference to Exhibit 4.1 contained in the Company's Current Report on Form 8-K dated April 8, 1996 (File No. 0-17019).

(5) Incorporated by reference to exhibits contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997 (File No. 0-17019).

(6)      Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration statement shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 17, 1997.

                                      ANGEION CORPORATION

                                      By   /s/Whitney A. McFarlin
                                           Whitney A. McFarlin
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Whitney A. McFarlin and David L. Christofferson, and each of them, as his true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 17, 1997 by the following persons in the capacities indicated.

/s/ Whitney A. McFarlin          Chairman of the Board, President and Chief
Whitney A. McFarlin              Executive Officer (principal executive officer)

/s/ David L. Christofferson      Vice President, Chief Financial Officer and
David L. Christofferson          Secretary (principal financial and accounting
                                 officer)

/s/ Arnold A. Angeloni           Director
Arnold A. Angeloni

/s/ Dennis E. Evans              Director
Dennis E. Evans

/s/ Lyle D. Joyce, M.D.          Director
Lyle D. Joyce, M.D.

/s/ Joseph C. Kiser, M.D.        Director
Joseph C. Kiser, M.D.

/s/ Donald Maurer                Director
Donald Maurer

/s/ Glen Taylor                  Director
Glen Taylor

                                INDEX TO EXHIBITS


Item
No.
                                 Description                                        Method of Filing

4.1            Articles of Merger, including Amended and         Incorporated by reference to Exhibit 3A contained in
               Restated Articles of Incorporation of the         the Company's Registration Statement on Form 8-A
               Company ....................................      registering the Common Stock (File No. 0-17019).

4.2            Amendment to the Company's Amended and            Incorporated by reference to Exhibit 4.3 contained in
               Restated Articles of Incorporation of the         the Company's Registration Statement on Form S-3
               Company ....................................      (File No. 333-36005).

4.3            Amended Bylaws of the Company ..............      Incorporated by reference to Exhibit 4.2 contained in
                                                                 the Company's Registration Statement on Form S-3
                                                                 (File No. 333-04993).

4.4            Amended Form of the Company's Common Stock        Incorporated by reference to Exhibit 4.3 contained in
               Certificate.................................      the Company's Registration Statement on Form S-3
                                                                 (File No. 333-04993).

4.5            Form of Rights Agreement dated as of April        Incorporated  by reference to Exhibit 4.1 contained in
               8, 1996 between the Company and Norwest           the Company's  Current  Report on Form 8-K dated April
               Bank Minnesota, N.A.........................      8, 1996 (File No. 0-17019).

4.6            First Amendment to Rights Agreement dated as      Incorporated  by reference  to Exhibit 10.5  contained
               of October 9, 1997 between the Company and        in the  Company's  Quarterly  Report  on Form 10-Q for
               Norwest Bank Minnesota, N.A.................      the fiscal  quarter  ended  October 31, 1997 (File No.
                                                                 0-17019).

4.7            Second Amendment to Rights Agreement dated        Incorporated  by reference  to Exhibit 10.6  contained
               as of December 9, 1997 between the Company        in the  Company's  Quarterly  Report  on Form 10-Q for
               and Norwest Bank Minnesota, N.A.............      the fiscal  quarter  ended  October 31, 1997 (File No.
                                                                 0-17019).

5.1            Opinion and Consent of Oppenheimer Wolff &
               Donnelly....................................      Filed herewith.

23.1           Consent of KPMG Peat Marwick LLP............      Filed herewith.

23.2           Consent of Oppenheimer Wolff & Donnelly.....
                                                                 See Exhibit 5.1.

24.1           Power of Attorney...........................      Included on page 6 of this Registration Statement.
